UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2005

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; appointment of Principal Officers.

(c)

Effective January 4, 2005, Daniel R DeFazio was appointed by the Board of Directors of Velocity Express Corporation (the “Company”) to serve as the Company’s Chief Financial Officer.

Mr. DeFazio, who is 41 years old, has served as the Company’s Senior Vice-President, Finance since August 2004. From February 2003 until July 2004 Mr. DeFazio served as the Chief Financial Officer and Financial Services Partner for Richards Capital & Associates in Miami, Florida. Between May 2000 and February 2003 Mr. DeFazio served as the Controller, Chief Financial Officer and Chief Operating Officer of VirtualCom, Inc. Mr. DeFazio served as the Director of Finance for Xerox, Inc. between August 1998 and April 2000. Previously, Mr. DeFazio held other positions in finance with Pitney Bowes and Pricewaterhouse Coopers. Daniel has a Bachelor of Science from Ithaca College in Accounting and Economics, and is also a Certified Public Accountant.

Currently, Mr. DeFazio has no employment contract with the Company. It is the parties’ understanding that Mr. DeFazio’s annual compensation will be $250,000 plus benefits generally available to all employees of the Company. The Company will file an amendment to this Form 8-K filing within four business days of determination of the material terms of Mr. DeFazio’s employment agreement.

There are no family relationships between directors or executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2005

VELOCITY EXPRESS CORPORATION

By:	/s/ Wesley C. Fredenburg
Name:	Wesley C. Fredenburg
Title:	Secretary and General Counsel